    As filed with the Securities and Exchange Commission on April  21, 1995
                                                            Registration No. 33-

                       --------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ----------------
                                    FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               AEP INDUSTRIES INC.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
         ------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  22-1916107
                      ----------------------------------
                     (I.R.S. Employer Identification No.)

        125 PHILIPS AVENUE, SOUTH HACKENSACK, NEW JERSEY     07606
        -----------------------------------------------------------
              (Address of Principal Executive Offices)(Zip Code)

                            1995 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the Plan)

                                PAUL M. FEENEY
                           EXECUTIVE VICE PRESIDENT
                              AEP INDUSTRIES INC.
                              125 PHILIPS AVENUE
                      SOUTH HACKENSACK, NEW JERSEY 07606
                     -------------------------------------
                    (Name and Address of Agent For Service)

                                (201) 641-6600
          -----------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                             Paul E. Gelbard, Esq.
                       Bachner, Tally, Polevoy & Misher
                              380 Madison Avenue
                           New York, New York  10017


                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                           Proposed    Proposed
                           Maximum     Maximum
                            Amount     Offering     Aggregate     Amount of
Title of Securities          to be     Price Per    Offering     Registration
 to be Registered         Registered    Share        Price           Fee
- -------------------       ----------   ---------    ----------   -------------
Common Stock,
$.01  par value            500,000     $23.56       $11,780,000  $4,062.10
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock as reported on Nasdaq National Market on April 18, 1995.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by AEP Industries Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1994;

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995;

      (c) The Registrant's definitive Proxy Statement, dated February 28, 1995, as filed with the Securities and Exchange Commission in connection with the Registrant's Annual Meeting of Stockholders held April 11, 1995.

Item 4.     DESCRIPTION OF SECURITIES.

            No response is required to this item.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the securities offered hereby has been passed upon by Bachner, Tally, Polevoy & Misher. A member of such firm is a director, stockholder and optionholder of the Registrant.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            ARTICLE XVI of the Registrant's Certificate of Incorporation, as amended, provides as follows:

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under
            Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If after approval by the stockholders of this provision the General Corporation law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation and entitled to vote in the election of Directors, considered for the purposes of this Article SIXTEENTH as one class, shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      No response to this Item is required.

Item 8.  EXHIBITS.

      4     AEP Industries Inc. 1995 Stock Option Plan

      5 Opinion of Bachner, Tally, Polevoy & Misher, with respect to the legality of the Common Stock to be registered hereunder

      23(a) Consent of Arthur Andersen LLP

      23(b) Consent of Bachner, Tally, Polevoy & Misher (contained in Exhibit 5)

Item 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Hackensack, State of New Jersey, on the 21st day of April, 1995.

                                                 AEP Industries Inc.
                                                -------------------------------
                                                    (Registrant)

                                             By: /s/ J. Brendan Barba
                                                 ------------------------------
                                                    J. Brendan Barba, Chairman
                                                  of the Board and President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/  J. Brendan Barba                                 April 21, 1995
- --------------------------------
J. Brendan Barba, Chairman
of the Board and President
(Principal Executive Officer)


/s/  Paul M. Feeney                                   April 21, 1995

- --------------------------------
Paul M. Feeney, Executive
Vice President-Finance, Director
(Principal Financial Officer)


/s/  Lawrence R. Noll                                 April 21, 1995
- --------------------------------
Lawrence R. Noll
Vice President-Finance and Secretary, Director
(Principal Accounting Officer)


/s/  Kenneth Avia                                     April 21, 1995
- --------------------------------
Kenneth Avia, Director


/s/  Robert W. Cron                                   April 21, 1995
- --------------------------------
Robert W. Cron, Director


/s/  Paul E. Gelbard                                  April 21, 1995
- --------------------------------
Paul E. Gelbard, Director

                               INDEX TO EXHIBITS
                             AEP INDUSTRIES INC.


                                                        Sequentially
Exhibit                                                   Numbered
  No.        Description                                    Page
- -------      -----------                                ------------


  4          AEP Industries Inc. 1995 Stock Option Plan   7 - 30

  5          Opinion of Bachner, Tally, Polevoy &
             Misher, with respect to the legality
             of the Common Stock to be registered
             hereunder                                    31 - 32

 23(a)       Consent of Arthur Andersen LLP               33

 23(b)       Consent of Bachner, Tally, Polevoy &
             Misher (contained in Exhibit 5)              34